                       AMENDED AND RESTATED LOAN AGREEMENT

                           Dated as of January 2, 1997

     Intelliphone, Inc., a Minnesota corporation (the "Borrower"), located at 6801 Wayzata Boulevard, St. Louis Park, Minnesota 55426, and National City Bank of Minneapolis, a national banking association (the "Bank"), located at 651 Nicollet Mall, Minneapolis, Minnesota 55402-1611, agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following meanings (such meanings to be equally applicable to singular and plural forms of the terms defined):

               (a)  "Affiliates" shall mean any of the following Persons:

                    (i)   any director, officer or employee of the Borrower;

                    (ii) any person who, individually or with his immediate family, beneficially owns or holds 5% or more of voting interest of the Borrower; or

                    (iii) any company in which any Person described
               above owns a 5% or greater equity interest;

               (b) "Base Rate" shall mean the rate established by the Bank from time to time as its base rate.

               (c) "Business Day" shall mean any day other than a Saturday, Sunday or a public holiday or the equivalent under the laws of the State of Minnesota or the United States of America.

               (d) "Debt" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

               (e) "Debt Service Coverage Ratio" for any time period shall mean a ratio the numerator of which is the sum of the Borrower's net income during that period plus interest, depreciation and income tax expense during that period and the denominator of which is the sum of interest expense during that period plus that portion of the principal of the Borrower's Debt coming due during that period.

               (f) "Event of Default" shall mean one of the events specified in Section 6.1.

               (g) "Loan Documents" shall mean this Agreement, the Note, the Security Agreement, the Guaranty and all other documents to be executed in connection with this Agreement.

               (h) "Loan Party" shall mean any Person obligated under any Loan Document.

               (i)  "Note" shall mean the Note described in Section 2.2.

               (j) "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or governmental agency or political subdivision thereof.


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

               (k) "Subordinated Debt" shall mean Debt of the Borrower which is subordinated both as to principal and as to interest to the extent required by the Bank in accordance with a written subordination agreement executed by the holder of that Debt and delivered to the Bank.

               (l) "Subsidiary" shall mean any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock or any other class or classes of stock of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

               (m) "Tangible Net Worth" shall mean the aggregate of the capital stock, paid in surplus, Subordinated Debt and retained earnings of the Borrower (excluding stock of the Borrower held by the Borrower), determined and computed in accordance with generally accepted accounting principles consistently applied from year to year, less the book value of all assets of the Borrower that would be treated as intangibles under generally accepted accounting principles including without limitation, such items as goodwill, trademarks, tradenames, service marks, copyrights, patents and licenses and less the book value of all obligations owed to the Borrower by any of its Affiliates.

               (n) "Total Liabilities" shall mean the aggregate of the liabilities of the Borrower determined and computed in accordance with generally accepted accounting principles consistently applied from year to year.

     Section 1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting


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

principles consistently applied as such principles may change from time to time. Other terms defined herein shall have the meanings ascribed to them herein.

                                   ARTICLE II.

                                    TERM LOAN

     Section 2.1 COMMITMENT FOR TERM LOAN. The Bank hereby lends to the Borrower, and the Borrower hereby borrows from the Bank, the amount of $3,000,000.00 (the "Term Loan").

     Section 2.2 THE NOTE. The Term Loan shall be evidenced by a promissory note (the "Note") which is in substantially the form of Exhibit A attached hereto and is delivered to the Bank pursuant to Article III.

     Section 2.3 INTEREST AND PAYMENTS. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of the Term Loan in accordance with the Note. All payments of principal, interest and fees under this Agreement shall be made when due to the Bank in immediately available funds. All computations of interest shall be made by the Bank on the basis of the actual number of days elapsed in a year of 360 days. Whenever any such payment shall be due on a non-Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be. The Bank is expressly authorized to charge any principal, interest or fee payment, when due, to Borrower's demand deposit account maintained at the Bank, or, if that account shall not contain sufficient funds, to any other account maintained by the Borrower at the Bank.

     Section 2.4 VOLUNTARY PREPAYMENT. The Borrower may prepay the Note in whole or in part; PROVIDED, HOWEVER, that each partial prepayment shall be in a principal amount of not less than $10,000.00; and PROVIDED FURTHER, HOWEVER, that any prepayment of the Notes shall be applied to principal installments of the Notes in the inverse order of their maturities.

     Section 2.5. USE OF PROCEEDS. The proceeds of the Term Loan shall be used to refinance existing Debt at the Bank and to fund the acquisition of certain assets from Telco West.

     Section 2.6. FACILITY FEE. In consideration of the Term Loan, the Borrower agrees to pay to the Bank a facility fee in the amount of $21,490.00. This fee shall be paid in two installments of $10,745.00 each payable on the date of this Agreement and on May 1, 1997.

                                  ARTICLE III.

                              CONDITIONS OF LENDING

     Section 3.1 CONDITIONS PRECEDENT TO TERM LOAN ADVANCE. The Bank shall have no obligation to make the Term Loan unless the Bank shall have received on or before the date of disbursement the following documents:

               (a) The Note, properly executed and delivered on behalf of the Borrower.

               (b) A security agreement (the "Security Agreement"), in a form acceptable to the Bank, properly executed and delivered on behalf of the Borrower, granting to the Bank a security interest in all of the Borrower's inventory, accounts, equipment, general intangibles and other property described therein as security for the performance of the Borrower's obligations under this Agreement and the Note, together with any UCC-1 Financing Statement or other document deemed necessary or desirable by the Bank to perfect the security interest granted by the Security Agreement. The Bank and the Borrower agree that the Security Agreement dated September 20, 1995, as amended on the date hereof, executed by the Borrower in favor of the Bank shall constitute the Security Agreement under this Agreement.

               (c) A certified copy of the resolutions of the Board of Directors of the Borrower, approving the execution and delivery of the Loan Documents to which it is a party and approving all other matters contemplated by this Agreement.

               (d) A certificate by the Secretary or any Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign the Loan Documents to which it is a party, together with a sample of the true signature of such officer.

               (e)  A guaranty (the "Guaranty") of Gary S. Kohler, Jeffrey
          R. Paletz, Melvin W. Graf (collectively, the "Guarantor"), in a form satisfactory to the Bank, securing the Borrower's obligations under this Agreement and the Note.

               (f) Payment of the first installment of the fee required to be paid under Section 2.6.
     In addition, the Bank shall have no obligation to make the Term Loan if on or before the date of disbursement, any event has occurred and is continuing, or will result from such Term Loan, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Bank to make the Term Loan, the Borrower represents and warrants as follows:

               (a) EXISTENCE OF BORROWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state indicated at the beginning of this Agreement.

               (b) AUTHORITY TO EXECUTE. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or of the charter or bylaws of the Borrower or of any agreement or contractual restriction binding upon or affecting the Borrower or any of its property, and need no further shareholder or creditor consent.

               (c) BINDING OBLIGATION. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Loan Parties enforceable against such Persons in accordance with their respective terms.

               (d) GOVERNMENTAL APPROVAL. No consent of, or filing with, any governmental authority is required on the part of any Loan Party in connection with the execution, delivery or performance of any Loan Documents.

               (e) FINANCIAL STATEMENTS. The audited financial statements of the Borrower as of December 31, 1995 and the unaudited financial statements as of November 30, 1996, copies of which have been furnished to the Bank, have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial condition of the Borrower as of such dates, and the results of the operations of the Borrower for the financial periods then ended, and since such dates, there has been no materially adverse change in such financial condition.

               (f) LITIGATION. No litigation or governmental proceeding is pending or threatened against the Borrower which may have a materially adverse effect on the financial condition or operations of the Borrower.

               (g) TITLE TO ASSETS. The Borrower has good and marketable title to all assets used in connection with its trades or businesses, and none of such assets is subject to any mortgage, pledge, lien, security interest or encumbrance of any kind, except for current taxes not delinquent, and except as has been disclosed in writing to the Bank contemporaneously with this Agreement.

               (h) TAXES. The Borrower has filed all federal and state income and excess profits tax returns which are required to be filed, and has paid all taxes shown on such returns to be due and all other tax assessments received by it to the extent that such assessments have become due.

               (i) ERISA. No plan (as that term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA")) of the Borrower (a "Plan") which is subject to Part 3 of Subtitle B of Title 1 of ERISA had an accumulated funding deficiency (as such term is defined in ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such date if such year were the first year of such Plan, and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Borrower to be, incurred with respect to any such Plan. No Reportable Event (as defined in ERISA) has occurred and is continuing in respect to any such Plan.

               (j) DEFAULTS. The Borrower is not in default in the payment of principal or interest on any indebtedness for borrowed money and is not in default under any instrument or agreement under or subject to which any indebtedness for borrowed money has been issued, and no event has occurred and is continuing which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default under any such instrument or agreement or an Event of Default hereunder.

               (k)  SUBSIDIARIES.  The Borrower has no Subsidiaries.

               (l) PATENTS TRADEMARKS, ETC. The Borrower has good and marketable title to all patents, trademarks, processes, copyrights, franchises and licenses title to which is necessary for the operation of the Borrower's businesses.

               (m) USE OF PROCEEDS FOR SECURITIES TRANSACTIONS. No proceeds of the Term Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

               (n) REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                                   ARTICLE V.

                            COVENANTS OF THE BORROWER

     Section 5.1 AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid, the Borrower will, unless the Bank shall give its prior written consent:

               (a) FINANCIAL REPORTING. Furnish to the Bank: (i) as soon as available and in any event within 30 days after the end of each month of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such month and statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer of the Borrower; (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, (A) a copy of the annual report for such year for the Borrower, containing financial statements for such year certified in a manner acceptable to the Bank by independent public accountants acceptable to the Bank and (B) a budget and projections prepared by the Borrower in a form acceptable to the Bank for the following fiscal year; (iii) promptly upon the sending or filing thereof copies of all public reports issued by the Borrower to any of its security holders, to the Securities and Exchange Commission or to any national securities exchange; (iv) promptly upon the filing or receiving thereof, copies of all reports which the Borrower files under ERISA or which the Borrower receives from the Pension Benefit Guaranty Corporation if such report shows any material violation or potential violation by the Borrower of its obligations under ERISA; (v) such other information concerning the conditions or operations, financial or otherwise, of the Borrower as the Bank from time to time may reasonably request; (vi) by April 15 of each year, a signed personal financial statement of each Guarantor dated as of a date not earlier than the immediately preceding December 31; and (vii) within 45 days after the end of each quarter, a certificate of the Borrower listing all of the Borrower's customers as of the end of the quarter most recently ended and listing the cash receipts from the Borrower's 50 largest customers during that quarter.

               (b) VISITATION RIGHTS. At any reasonable time and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors. The Borrower will reimburse the Bank for its reasonable costs and expenses of conducting such periodic examinations.

               (c) NOTIFICATION OF DEFAULT, ETC. Notify the Bank as promptly as practicable (but in any event not later than 5
          Business Days) after the Borrower obtains knowledge of: (i) the occurrence of any event which constitutes an Event of Default or which would constitute an Event of Default with the passage of time or the giving of notice or both; or (ii) the commencement of any litigation or governmental proceedings of any type which could materially adversely affect the financial condition or business operations of the Borrower.

               (d) COMPLIANCE CERTIFICATE. At the time any financial statement is required to be provided to Bank under this Agreement, the Borrower will provide to Bank a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit B attached hereto (appropriately completed). If that certificate shows that an Event of Default or any event which would constitute an Event of Default with the passage of time or the giving of notice or both, has occurred, the certificate shall state in reasonable detail the circumstances surrounding such event and action proposed by the Borrower to cure such event.

               (e) KEEPING OF FINANCIAL RECORDS AND BOOKS OF ACCOUNT. Maintain proper financial records in accordance with generally accepted accounting principles consistently applied which fully and correctly reflect all financial transactions and all assets and liabilities of the Borrower.

               (f) TANGIBLE NET WORTH. Maintain Tangible Net Worth of not less than the following amounts during the time periods indicated:

              --------------------------------------------------
                            PERIOD                     MINIMUM
                                                    TANGIBLE NET
                                                        WORTH
              --------------------------------------------------
              From Completion of Telco West          $1,500,000
              Acquisition through June 29, 1997
              --------------------------------------------------
              June 30, 1997 through December 30,     $2,000,000
              1997
              --------------------------------------------------
              After December 30, 1997                $2,500,000
              --------------------------------------------------


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          Maintain at all times a ratio of Total Liabilities to Tangible
          Net Worth of not more than 2.0 to 1.

               (g) DEBT SERVICE COVERAGE RATIO. Maintain as of the end of each 12-month period measured as of the end of each month, a Debt Service Coverage Ratio of not less than 1.25 to 1.

               (h) SUBORDINATED DEBT. Maintain at all times Subordinated Debt of not less than $1,562,000 and comply with the terms of each subordination agreement executed in connection with Subordinated Debt.

               (i) MAINTENANCE OF INSURANCE. Maintain such insurance with reputable insurance carriers as is normally carried by companies engaged in similar businesses and owning similar property, and name the Bank as loss payee on all policies insuring personal property in which the Bank has a security interest and provide the Bank with certificates of insurance evidencing its status as a loss payee. The loss payee endorsement shall provide for payment to the Bank notwithstanding any acts or omissions of the Borrower and shall require notice to the Bank 30 days prior to the expiration or cancellation of the insurance.

               (j) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (k) PAYMENT OF TAXES. Pay all taxes, assessments and governmental charges of any kind payable by it as such taxes, assessments and charges become due and before any penalty shall be imposed, except as the Borrower shall contest in good faith and by appropriate proceedings providing such reserves as are required by generally accepted accounting principles.


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

               (l) COMPLIANCE WITH ERISA. Cause each benefits Plan to comply and be administered in accordance with those provisions of ERISA which are applicable to such Plan.

               (m) MAINTENANCE OF ACCOUNTS. Maintain its corporate bank accounts at the Bank except for such incidental accounts that reasonable business judgment requires to be maintained elsewhere, and either (A) keep collected demand deposit balances in such accounts in the amount necessary to compensate the Bank for applicable activity charges in such accounts, as calculated by the Bank and applied to such balances in a manner consistent with all similar accounts or (B) pay such applicable activity charges.

               (n)  PRESERVATION OF CORPORATE EXISTENCE,  ETC.
          Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

          Section 5.2 NEGATIVE COVENANTS. So long as the Note shall remain unpaid, the Borrower will not, unless the Bank shall give its prior written consent:

               (a) LIENS. Create or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance with respect to any assets now owned or hereafter acquired by the Borrower except those encumbrances made in favor of the Bank and existing or future subordinated encumbrances held by Serene Paletz, Ronald Gross, Elaine Weitzman and Telco West.

               (b) DEBT. Create or suffer to exist any Debt except the Debt under this Agreement or the Note, Subordinated Debt and other Debt secured by liens permitted under Section 5.2(a).

               (c) GUARANTIES, ETC. Assume, guarantee, endorse or otherwise become liable upon the obligation of any Person except by endorsement of negotiable instruments for collection in the ordinary course of business.

               (d) MERGER, ETC. Merge or consolidate with any other Person; sell, transfer, convey, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any other Person.

               (e) COMPENSATION. Pay a salary or other compensation to any of its officers, directors, employees or stockholders in an amount which is in excess of a reasonable salary or other compensation paid for similar services by similar businesses.

               (f) TRANSACTIONS WITH AFFILIATES. Engage in any transaction (including, without limitation, loans or financial accommodations of any kind) with any Affiliate, provided that such transactions are permitted if they are on terms no less favorable to the Borrower than would be obtainable if no such relationship existed.

               (g) INVESTMENTS IN OTHER PERSONS. Make any loan or advance to any Person; or purchase or otherwise acquire the capital stock, assets, or obligations of, or any interest in, any other Person other than (i) readily marketable direct obligations of the United States of America, (ii) certificates of time deposits issued by commercial banks of recognized standing operating in the United States of America, (iii) prepayments of lease obligations for the placement of telephone units in the ordinary course of business not in excess of $100,000.00 outstanding at any one time for any one customer and (iv) advances to employees in the ordinary course of business.

               (h) CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of the Borrower, taken as a whole, as carried on at the date hereof.

               (i) DIVIDENDS, ETC. Purchase or redeem any of its capital stock, declare or pay any dividends (other than stock dividends) thereon, make any cash or property distribution to shareholders, or set aside any funds for such purpose, except for cash dividends and distributions in any fiscal quarter not to exceed 2 cents for each share of common stock outstanding in that fiscal quarter.

                                   ARTICLE VI.

                                     DEFAULT

     Section 6.1 EVENTS OF DEFAULT. "Events of Default" in this Agreement means any of the following events:

               (a) Failure of the Borrower to pay the principal of the Note when due or, if payable on demand, upon demand;

               (b) Failure of the Borrower to pay any interest or fees required to be paid hereunder or under the Note when due;

               (c) Any representation or warranty made by, or on behalf of, any Loan Party in, or pursuant to, any Loan Document shall prove to have been incorrect in any material respect when made;

               (d) Default in performance of any other covenant or agreement of any Loan Party in, or pursuant to, any Loan Document and continuance of such default or breach for a period of 30 days after written notice thereof to such Person by the Bank;

               (e) Any Loan Party shall generally not pay its or his debts as such debts become due, or shall admit in writing its or his inability to pay its or his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it or him a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, custodianship, protection, relief, or composition of it or him or its or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief, or the appointment of a receiver, custodian, trustee, or other similar official for it or him or for any substantial part of its or his property; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection; and in the case of a proceeding of the type described in this paragraph commenced against any Loan Party, that proceeding shall not be dismissed within 60 days or that Loan Party shall consent to that proceeding;

               (f) The Borrower shall fail to pay any Debt (but excluding Debt evidenced by the Note) of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

               (g) Any guaranty or any third party security interest securing any indebtedness of the Borrower to the Bank shall be repudiated or revoked, or purported to be repudiated or revoked;

               (h) The entry against any Loan Party of a final judgment, decree or order for the payment of money in excess of $50,000.00 and the continuance of such judgment, decree or order unsatisfied for a period of 30 days without a stay of execution;

               (i) Any Reportable Event (as defined in ERISA) shall have occurred with respect to a Plan and continue for 30 days; or any Plan shall have been terminated by the Borrower not in compliance with ERISA, or a trustee shall have been appointed by a court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

               (j) The Bank shall at any time have reasonable grounds to believe that the prospect of due and punctual payment of any of the obligations of the Borrower now or hereafter existing under, or pursuant to, this Agreement is impaired.

          Section 6.2 RIGHTS AND REMEDIES. If any Event of Default shall occur and be continuing, the Bank may exercise any or all of the following rights and remedies:

               (a) Declare the Note, all interest thereon, and all other obligations under, or pursuant to, any Loan Document to be immediately due and payable, and upon such declaration such Note, interest and other obligations shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived;

               (b) Exercise any right or remedy under the Security Agreement, or any other right or remedy of a secured party under the Uniform Commercial Code as in effect in Minnesota or in any other State in which any collateral under the Security Agreement is located;

               (c) Exercise any other right or remedy available to the Bank at law or in equity.

                                  ARTICLE VII.

                                  MISCELLANEOUS

          Section 7.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank in exercising any right or remedy under, or pursuant to, any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in the Loan Documents are cumulative and are not exclusive of any remedies provided by law.

          Section 7.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of any Loan Document shall be effective unless such amendment or waiver is in writing and is signed by the Bank, and such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

          Section 7.3 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed or telecopied or delivered, if to the Borrower, at its address stated in the preamble hereof, Attention: Jack Kohler; if to the Bank, at its address stated in the preamble hereof, Attention: Nancy Madsen; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

          Section 7.4 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation of the Loan Documents, including reasonable attorneys fees and legal expenses, as well as all costs and expenses of the Bank, including reasonable attorneys fees and expenses, in connection with the administration and enforcement of the Loan Documents (whether suit is commenced or not).

          Section 7.5 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          Section 7.6 GOVERNING LAW. All Loan Documents shall be governed by the laws of the State of Minnesota. Any term used in this Agreement and not otherwise defined shall have the definition given that term in the Uniform Commercial Code as in effect in the State of Minnesota from time to time. If any term in this Agreement shall be held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable. The Borrower hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

          Section 7.7 BINDING EFFECT; ASSIGNMENT. All Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Bank and their respective successors and assigns. No Loan Party shall have the right to assign its rights or interest under any such agreement without the prior written consent of the Bank.

          Section 7.8 AMENDED AND RESTATED AGREEMENT. This Agreement is a complete amendment and restatement of a Revolving Credit Agreement (the "Prior Agreement") dated as of September 20, 1995, as amended, between the Borrower and the Bank. The Prior Agreement remains in effect as to all transactions which occurred prior to the date hereof. In the event of a conflict between the terms of this Agreement and the terms of the Prior Agreement, the terms of this Agreement shall govern.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                        INTELLIPHONE, INC.



                                         By  /s/ Jeffrey R. Paletz
                                             ----------------------------------
                                             Its  President
                                                  -----------------------------


                                        NATIONAL CITY BANK OF MINNEAPOLIS



                                         By  /s/ Nancy G. Madsen
                                             ----------------------------------
                                             Its  AVP
                                                  -----------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE

$3,000,000.00                                             Dated: January 2, 1997

     For value received, Intelliphone, Inc., a Minnesota corporation (the "Borrower") promises to pay to the order of National City Bank of Minneapolis (the "Bank"), at its offices in Minneapolis, Minnesota, in lawful money of the United States of America, the principal amount of Three Million and no/100 Dollars ($3,000,000.00); together with interest on any and all principal amounts remaining unpaid hereon from the date of this Note until said principal amounts are fully paid at a fluctuating annual rate equal to 2.0% above the rate of interest established by the Bank from time to time as its base rate (the "Base Rate"). Principal and interest shall be due and payable on the 15th day of each calendar month starting on February 15, 1997. The monthly payment shall be $50,000.00 in February, March, April, June, July, September, October and December of 1997, $100,000.00 in May and August of 1997 and $150,000.00 in November of 1997. All unpaid principal and interest shall come due and payable in full on January 15, 1998. Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Base Rate.

     This Note is the Note referred to in, and is entitled to the benefits of, the Amended and Restated Loan Agreement dated as of the date hereof (the "Loan Agreement") between the Borrower and the Bank, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments of the principal amount due under this Note upon stated terms and conditions.

     This Note is a renewal and replacement of three promissory notes from the Borrower to the Bank in the principal amount of $300,000.00 dated as of September 20, 1995, in the principal amount of $500,000.00 dated as of September 20, 1995 and in the principal amount of $200,000.00 dated as of December 18, 1995, respectively, which prior notes remain partially unpaid but the principal balances of which have been incorporated into this Note.

                                        Intelliphone, Inc.


                                        By
                                           ------------------------------------
                                           Its
                                               --------------------------------

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

     I, the _________________________ of Intelliphone, Inc. (the "Borrower"),
hereby provide this Compliance Certificate in accordance with Section 5.1(d) of the Amended and Restated Loan Agreement (the "Agreement") dated as of January 2, 1997 between the Borrower and National City Bank of Minneapolis.

     I certify that as of the date hereof:

     (1)  The representations and warranties of the Borrower contained in
          Article IV of the Agreement are correct as though made on the date hereof.

     (2) No event has occurred and is continuing which constitutes an Event of Default under the Agreement or would constitute and Event of Default but for the requirement that notice be given or time elapse or both.

     I further certify that as of _____________________, 19__:

     (1)  Tangible Net Worth as defined in the Agreement was $_________________.

     (2) The ratio of Total Liabilities to Tangible Net Worth as defined in the Agreement was _______________________.

     (3)  The Debt Service Coverage Ratio as defined in the Agreement was
          ________________.

     (4)  Subordinated Debt as defined in the Agreement was $__________________.

Dated:  _______________________________      __________________________________
                                             Title:  __________________________


                                       B-1